NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the common stock, par value $0.001 per share (the “Common Stock”), of Sionix Corporation, a Nevada corporation (the “Corporation”):

Optionee:	David Ross
Grant Date:	December 13, 2007
Vesting Commencement Date:	December 13, 2007
Number of Option Shares:	2,880,000
Expiration Date:	December 13, 2013
Type of Option:	Non-Qualified Stock Option
Exercise Price Per Share:	$0.25
Vesting Schedule:	All of the Option Shares are vested as of the Grant Date.

1. Terms. The Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

2. No Employment or Service Contract. Except as may otherwise be set forth in an a written agreement by and between the Optionee and the Corporation, if any, nothing in this Grant Notice or in the attached Stock Option Agreement shall confer upon the Optionee any right to continue in service in any capacity, including as an employee, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s service and/or employment at any time for any reason, with or without cause.

3. Definitions. All capitalized terms used but not defined herein shall have the definition ascribed to them in the Stock Option Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation and the Optionee have duly executed this Notice of Grant as of the date set forth below.

Dated: September 2, 2008

CORPORATION:

SIONIX CORPORATION

By:	_________________________________
Name:	Marc Woods
Title:	Chief Financial Officer

OPTIONEE:

__________________________________
DAVID ROSS

ATTACHMENTS

Exhibit A – Stock Option Agreement

EXHIBIT A

STOCK OPTION AGREEMENT